Exhibit 99.1

AULT ALLIANCE, INC. AND SUBSIDIARIES

RESTATED CONSOLIDATED BALANCE SHEET

	For the Year Ended
	December 31, 2022
	As Reported	Adjustment	As Restated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,492,000		$10,492,000
Restricted cash	3,563,000		3,563,000
Cash and marketable securities held in trust account	-	118,193,000	118,193,000
Marketable equity securities	6,590,000		6,590,000
Digital currencies	554,000		554,000
Accounts receivable	19,586,000		19,586,000
Accrued revenue	2,479,000		2,479,000
Inventories	22,080,000		22,080,000
Investment in promissory notes and other, related party	2,868,000		2,868,000
Loans receivable, current	7,385,000		7,385,000
Prepaid expenses and other current assets	11,711,000		11,711,000
TOTAL CURRENT ASSETS	87,308,000	118,193,000	205,501,000

Cash and marketable securities held in trust account	118,193,000	(118,193,000)	-
Intangible assets, net	34,786,000		34,786,000
Goodwill	27,902,000		27,902,000
Property and equipment, net	229,914,000		229,914,000
Right-of-use assets	8,419,000		8,419,000
Investments in common stock, related parties	6,449,000		6,449,000
Investments in other equity securities	42,494,000		42,494,000
Investment in unconsolidated entity	-		-
Loans receivable, non-current	208,000		208,000
Other assets	5,841,000		5,841,000
TOTAL ASSETS	$561,514,000	$-	$561,514,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$62,644,000		$62,644,000
Investment margin accounts payable	767,000		767,000
Operating lease liability, current	2,975,000		2,975,000
Notes payable, net	39,621,000		39,621,000
Convertible notes payable, current	1,325,000		1,325,000
Redeemable noncontrolling interests in equity of subsidiaries, 11,500,000
shares of Ault Disruptive common stock at redemption value	-	117,993,000	117,993,000
TOTAL CURRENT LIABILITIES	107,332,000	117,993,000	225,325,000

AULT ALLIANCE, INC. AND SUBSIDIARIES

RESTATED CONSOLIDATED BALANCE SHEET (continued)

	For the Year Ended
	December 31, 2022
	As Reported	Adjustment	As Restated
LONG TERM LIABILITIES
Operating lease liability, non-current	5,836,000		5,836,000
Notes payable	91,464,000		91,464,000
Convertible notes payable	11,451,000		11,451,000
Deferred underwriting commissions of Ault Disruptive subsidiary	3,450,000		3,450,000

TOTAL LIABILITIES	219,533,000	117,993,000	337,526,000

COMMITMENTS AND CONTINGENCIES

Redeemable noncontrolling interests in equity of subsidiaries, 11,500,000
shares of Ault Disruptive common stock at redemption value	117,993,000	(117,993,000)	-

STOCKHOLDERS’ EQUITY
Series A Convertible Preferred Stock, $25 stated value per share,	-		-
$0.001 par value – 1,000,000 shares authorized; 7,040 shares issued and outstanding at December 31, 2022 and 2021
(liquidation preference of $176,000 as of December 31, 2022 and 2021)
Series B Convertible Preferred Stock, $10 stated value per share,	-		-
$0.001 par value – 500,000 shares authorized; 125,000 shares issued and outstanding at December 31, 2022 and 2021 (liquidation preference of $1,190,000 at December 31, 2022 and 2021)
Series D Cumulative Redeemable Perpetual Preferred Stock, $25 stated	-		-
value per share, $0.001 par value – 2,000,000 shares authorized;
172,838 shares and 0 shares issued and outstanding at
December 31, 2022 and 2021, respectively (liquidation preference of
$4,321,000 and $0 as of December 31, 2022 and 2021, respectively)
Class A Common Stock, $0.001 par value – 500,000,000 shares authorized;	382,000		382,000
382,247,203 and 84,344,607 shares issued and outstanding at December 31,
2022 and 2021, respectively
Class B Common Stock, $0.001 par value – 25,000,000 shares	-		-
authorized; 0 shares issued and outstanding at December 31, 2022 and 2021
Additional paid-in capital	565,523,000		565,523,000
Accumulated deficit	(329,078,000)		(329,078,000)
Accumulated other comprehensive loss	(1,100,000)		(1,100,000)
Treasury stock, at cost	(29,235,000)		(29,235,000)
TOTAL AULT ALLIANCE STOCKHOLDERS’ EQUITY	206,492,000	-	206,492,000

Non-controlling interest	17,496,000	-	17,496,000

TOTAL STOCKHOLDERS’ EQUITY	223,988,000	-	223,988,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$561,514,000	$-	$561,514,000